Exhibit 10.1

SECOND AMENDMENT

TO THE TENTH AMENDED AND RESTATED

SYSCO CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS SECOND AMENDMENT TO THE TENTH AMENDED AND RESTATED SYSCO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Amendment”).

WHEREAS, the Tenth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, effective as of August 27, 2010, as amended by that certain First Amendment thereto, dated May 27, 2011 (the “Plan”), was adopted to provide certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer them a further incentive to maintain and increase their standard of performance;

WHEREAS, the Sysco Corporation MIP Retirement Program (the “Program”) is attached to, and incorporated as part of, the Plan as Appendix I;

WHEREAS, pursuant to Section 10.1 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of Sysco Corporation may amend the Plan (including the Program) at any time by an instrument in writing; and

WHEREAS, the Committee has determined to amend the Plan (including the Program) to (i) clarify that a frozen Participant that later becomes unfrozen remains in the Plan; (ii) remove references to “Officer Ranking” in the Plan; and (iii) implement certain changes in the funding of the Plan.

NOW, THEREFORE, the Plan (including the Program) is hereby amended as follows, effective as of February 16, 2012.

(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)

1.	Section 1.36 of the Plan is hereby deleted in its entirety, and Article I of the Plan is hereby amended by renumbering the sections thereof accordingly.

2.	Subsequent to amendment “1” hereunder, Sections 1.57 through 1.61 of the Plan are hereby amended by renumbering such Sections as Sections 1.60 through 1.64, respectively.

3.	Subsequent to amendment “1” and “2” hereunder, Article I of the Plan is hereby amended by addition of the following definitions:

“1.57	Trust. “Trust” shall mean the trust established pursuant to the Trust Agreement.

1.58	Trust Agreement. “Trust Agreement” shall mean the Third Amended and Restated Grantor Trust under the Sysco Corporation Supplemental Executive Retirement Plan, as may be further amended and/or restated from time to time.

1.59	Trustee. “Trustee” shall mean the trustee as defined in the Trust Agreement.”

4.	Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“2.1 Eligibility. Unless otherwise determined by the Compensation Committee in its sole discretion, only those Company employees who were Participants (including Frozen Participants) in the Plan as of May 20, 2011 shall be eligible to participate in the Plan. For purposes of clarification, this Section 2.1 is not applicable to the Program, which has unique eligibility requirements as set forth in Section 2.1 of the Program.”

5.	Section 2.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“2.2 Frozen Participation . An Active Participant shall have his participation frozen (a “Frozen Participant”) as of the earliest of the date he (a) ceases to be a MIP participant, or (b) transfers from the Company to a Non-Participating Subsidiary. Article V sets forth special rules that apply to Frozen Participants.”

6.	Article XI of the Plan is hereby deleted in its entirety and replaced with the following:

“11.1 Payments Under This Plan are the Obligation of the Company. The Company last employing a Participant shall pay the benefits due the Participant under this Plan (including the Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5, the benefit shall be paid by the Trust. In any event, if the Trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan (including the Program).

11.2 Plan May Be Funded Through the Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under this Plan (including the Program), and that the Company may, but is not required to, contribute any policy or policies it may purchase and any amounts or other assets it finds desirable to the Trust. However, under all circumstances, the Participants shall have no rights to any of those policies or any other assets contributed to the Trust; and, likewise, under all circumstances, the rights of the Participants to the assets held in the Trust shall be no greater than the rights expressed in this Plan (including the Program) and the Trust Agreement. Nothing contained in the Trust Agreement shall constitute a guarantee by any Company that assets of the Company transferred to the Trust shall be sufficient to pay any benefits under this Plan (including the Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. The Trust Agreement must specify that Participants in this Plan (including the Program) are only unsecured general creditors of the Company in relation to their benefits under this Plan (including the Program).

11.3 Reversion of Excess Assets. Sysco may, at any time, request the actuary for the Plan to determine the present value of the Vested Accrued Benefit assuming the Vested Accrued Benefit to be fully vested (whether it is or not), as of the end of this Plan (including the Program) Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under this Plan (including the Program). For periods prior to a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under this Plan (including the Program), Sysco may direct the Trustee to return to Sysco the assets which are in excess of the Vested Accrued Benefits under this Plan (including the Program). For periods following a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under this Plan (including the Program) by 10%, Sysco may direct the Trustee to return to Sysco the assets which are in excess of 110% of the Vested Accrued Benefits under this Plan (including the Program). For this purpose, the present value of the Vested Accrued Benefits under this Plan (including the Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements. If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the Trust as of the determination date but before the determination is made.

11.4 Participants Must Rely Only on General Credit of the Company. The Company and the Participants recognize that this Plan (including the Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under this Plan (including the Program).

11.5 Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited. No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.”

7.	Sections 1.51 through 1.55 of the Program are hereby amended by renumbering such Sections as Sections 1.54 through 1.58, respectively.

8.	Article I of the Program is hereby amended by addition of the following definitions:

“1.51	Trust. “Trust” shall mean the trust established pursuant to the Trust Agreement.

1.52	Trust Agreement. “Trust Agreement” shall mean the Third Amended and Restated Grantor Trust under the Sysco Corporation Supplemental Executive Retirement Plan, as may be further amended and/or restated from time to time.

1.53	Trustee. “Trustee” shall mean the trustee as defined in the Trust Agreement.”

9.	Article XI of the Program is hereby deleted in its entirety and replaced with the following:

“11.1 Payments Under the Plan (including this Program) are the Obligation of the Company. The Company last employing a Participant shall pay the benefits due the Participant under the Plan (including this Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5, the benefit shall be paid by the Trust. In any event, if the Trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by the Plan (including this Program).

11.2 The Plan (including this Program) May Be Funded Through the Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under the Plan (including this Program), and that the Company may, but is not required to, contribute any policy or policies it may purchase and any amounts or other assets it finds desirable to the Trust. However, under all circumstances, the Participants shall have no rights to any of those policies or other assets contributed to the Trust; and, likewise, under all circumstances, the rights of the Participants to the assets held in the Trust shall be no greater than the rights expressed in the Plan (including this Program) and the Trust Agreement. Nothing contained in the Trust Agreement shall constitute a guarantee by any Company that assets of the Company transferred to the Trust shall be sufficient to pay any benefits under the Plan (including this Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. The Trust Agreement must specify that Participants in the Plan (including this Program) are only unsecured general creditors of the Company in relation to their benefits under the Plan (including this Program).

11.3 Reversion of Excess Assets. Sysco may, at any time, request the actuary for the Plan to determine the present value of the Vested Accrued Benefit assuming the Vested Accrued Benefit to be fully vested (whether it is or not), as of the end of the Plan Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under the Plan (including this Program). For periods prior to a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under the Plan (including this Program), Sysco may direct the Trustee to return to Sysco the assets which are in excess of the Vested Accrued Benefits under the Plan (including this Program). For periods following a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under the Plan (including this Program) by 10%, Sysco may direct the Trustee to return to Sysco the assets which are in excess of 110% of the Vested Accrued Benefits under the Plan (including this Program). For this purpose, the present value of the Vested Accrued Benefits under the Plan (including this Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements. If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the Trust as of the determination date but before the determination is made.

11.4 Participants Must Rely Only on General Credit of the Company. The Company and the Participants recognize that the Plan (including this Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under the Plan (including this Program).

11.5 Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited. No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.”

10.	Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Sysco Corporation has caused this Amendment to be executed as of this 16th day of February, 2012, effective as set forth herein.

SYSCO CORPORATION

By:	/s/ Russell T. Libby
Name: Title:	Russell T. Libby Senior Vice President, General Counsel and Corporate Secretary

ATTEST:

By:	/s/ Thomas P. Kurz
Name: Title:	Thomas P. Kurz Vice President, Deputy General Counsel and Assistant Secretary